Pacific Select Fund NSAR 06-30-16
EXHIBIT 77i
TERMS OF NEW OR AMENDED SECURITIES



                      TERMS OF NEW OR AMENDED SECURITIES

PACIFIC SELECT FUND

The Amended and Restated Multi-Class Plan ("Multi-Class Plan") as adopted by Pacific Select Fund (the "Trust"), pursuant to Rule 18f-3 under the Investment Company Act of 1940, is hereby updated to reflect the following amendments and Fund name changes:

The Trust currently offers Class D, Class I and Class P shares.

Class D Shares

Class D shares are currently offered for the following funds: PSF DFA Balanced Allocation Portfolio.

Class D shares are sold at their net asset value without the imposition of a front-end sales charge and are redeemed at their net asset value without a contingent deferred sales charge. Class D shares may be subject to an asset-based fee assessed pursuant to a distribution and service plan adopted under Rule 12b-1 of the 1940 Act, subject to 12b-1 fees not to exceed 0.05% and a service fee not to exceed 0.25%.

Class I Shares

Class I shares are currently offered for the following funds: Core Income Portfolio, Large-Cap Value Portfolio, Real Estate Portfolio, Diversified
Bond Portfolio, Long/Short Large-Cap Portfolio, Technology Portfolio, Floating Rate Income Portfolio, Main Street Core Portfolio, Absolute Return Portfolio, Floating Rate Loan Portfolio, Mid-Cap Equity Portfolio, Currency Strategies Portfolio, High Yield Bond Portfolio, Mid-Cap Growth Portfolio, Inflation Managed Portfolio, Mid-Cap Value Portfolio, Equity Long/Short Portfolio, Inflation Strategy Portfolio, Small-Cap Equity Portfolio, Global Absolute Return Portfolio, Managed Bond Portfolio, Small-Cap Growth Portfolio, Short Duration Bond Portfolio, Small-Cap Index Portfolio, Emerging Markets Debt Portfolio, Small-Cap Value Portfolio, Comstock Portfolio, Value Advantage Portfolio, Dividend Growth Portfolio, Emerging Markets Portfolio, Equity Index Portfolio, International Large-Cap Portfolio, Focused Growth Portfolio, International Small-Cap Portfolio, Growth Portfolio, International Value Portfolio, Large-Cap Growth Portfolio, Health Sciences Portfolio, Diversified Alternatives Portfolio, Pacific Dynamix - Conservative Growth Portfolio, Pacific Dynamix - Moderate Growth Portfolio, Pacific Dynamix - Growth Portfolio, Portfolio Optimization Conservative Portfolio, Portfolio Optimization Moderate-Conservative Portfolio, Portfolio Optimization
Moderate Portfolio, Portfolio Optimization Growth Portfolio and
Portfolio Optimization Aggressive-Growth Portfolio.

Class P Shares

Class P shares are currently offered for the following funds: Core Income Portfolio, Large-Cap Value Portfolio, Real Estate Portfolio, Diversified Bond Portfolio, Long/Short Large-Cap Portfolio, Technology Portfolio, Floating
Rate Income Portfolio, Main Street Core Portfolio, Absolute Return Portfolio, Floating Rate Loan Portfolio, Mid-Cap Equity Portfolio, Currency Strategies Portfolio, High Yield Bond Portfolio, Mid-Cap Growth Portfolio, Inflation Managed Portfolio, Mid-Cap Value Portfolio, Equity Long/Short Portfolio, Inflation Strategy Portfolio, Small-Cap Equity Portfolio, Global Absolute Return Portfolio, Managed Bond Portfolio, Small-Cap Growth Portfolio, Short Duration Bond Portfolio, Small-Cap Index Portfolio, Emerging Markets Debt Portfolio, Small-Cap Value Portfolio, Comstock Portfolio, Value Advantage Portfolio, Dividend Growth Portfolio, Emerging Markets Portfolio, Equity Index Portfolio, International Large-Cap Portfolio, Focused Growth Portfolio, International Small-Cap Portfolio, Growth Portfolio, International Value Portfolio, Large-Cap Growth Portfolio, Health Sciences Portfolio, PD 1-3 Year Corporate Bond Portfolio, PD Aggregate Bond Index Portfolio, PD High Yield Bond Market Portfolio, PD Large-Cap Growth Index Portfolio, PD Large-Cap
Value Index Portfolio, PD Small-Cap Growth Index Portfolio, PD Small-Cap
Value Index Portfolio, PD Emerging Markets Portfolio and PD International Large-Cap Portfolio

Post-Effective Amendment No. 120 to the Registration Statement of the Trust as filed with the U.S. Securities and Exchange Commission on April 28, 2016, which describes the Funds and the terms of the shares classes, and included the Rule 18f-3 Multi-Class Plan as Exhibit (n)(A), is hereby incorporated by reference as part of the response to Sub-Item 77i of the Registrant's Form N-SAR.